UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2007

Avalon Oil & Gas, Inc.

(Exact Name of registrant as specified in charter)

Nevada	1-12850	84-1168832
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
(Address of principal executive offices)

(952) 746-9652
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Section 7 —Regulation FD

Item 7.01   Regulation FD Disclosure.

Avalon Oil & Gas, Inc., (“Avalon”) has, together with KROG Partners, LLC, William Anderson d/b/a Anderson Oil & Gas, Inc., and another partner executed a letter of intent to acquire one hundred (100%) percent working interest in six well production properties located in Grant Parish, Louisiana from a Lafayette, Louisiana based company. The six wells consist of five shut-in wells and one salt water disposal well. Management of Avalon believes that there is significant oil production potential in many of these wells.

Pursuant to the letter of intent, prior to the acquisition Avalon and its partners shall conduct a sixty (60) day test of the productive capability of the property and customary due diligence. Upon successful test results, Avalon will have the opportunity to own an undivided twenty five (25%) percent working interest in the property, subject to a proportional reduction due to the retainage of a twenty five (25%) percent back-in by the existing owner upon payout of all of Avalon and its partner’s capital costs.

Avalon and KROG are also continuing their focus on enhancing operations in Southwest Arkansas, Northwest Louisiana and East Texas region through acquisition of other mature production in the area. The area immediately surrounding these new properties consists mainly of independent producers.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 30, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 1, 2007

Avalon Oil & Gas, Inc. By: /s/ Kent Rodriguez Kent Rodriguez, President